                                                              Exhibit 8.B.

                                                            MSTC
                                                            Custody Agreement
                                                            August 1992

                                 CUSTODY AGREEMENT


     Custody Agreement, dated August 6, 1992, between MORGAN STANLEY TRUST COMPANY (the "Custodian") and Columbia International Stock Fund, Inc. (the "Customer").

     1. The Customer hereby appoints the Custodian as a custodian of Securities (as hereinafter defined) owned or held by the Customer and instructs the Custodian to establish an account identified as belonging to the Customer (the "Account). The Custodian shall have general responsibility for the safekeeping of such Securities and any and all monies and other property (collectively, the "Property") received by the Custodian or any Subcustodian appointed as described below for the account of the Customer. It is understood that the specific procedures the Custodian will use in carrying out its responsibilities under this Agreement are set forth in the procedures manual attached hereto as Exhibit A (the "Procedures Manual"), as such Procedures Manual may be amended from time to time by written agreement between the Custodian and the Customer. The Customer acknowledges that the Procedures Manual constitutes an integral part of this Agreement.

     2. The Customer agrees that the Property held for the Customer's account may be physically held outside the United States.

     3. The Property held in the Account may be held in custody and deposit accounts that have been established by the Custodian with one or more domestic banks qualified under the Investment Act of 1940, as amended (the "Act"), to act as a custodian, or foreign banks meeting the requirements of rule 17f-5 under the Act or through the facilities of one or more clearing agencies or central securities depositories, permitted by rule 17f-4 under the Act, in each case approved by the Customer's Board of Directors, as listed on Exhibit C hereto (the "Subcustodians"), as such Exhibit may be amended from time to time by written agreement between the Custodian and the Customer. The Custodian may hold Property for all of its customers with a Subcustodian in a single account that is identified as belonging to the Custodian for the benefit of its customers. Any Subcustodian may hold Property in a securities depository and may utilize a clearing agency. The Custodian shall not be liable for any loss resulting from the physical presence of any Property in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, exchange controls or acts of war or terrorism. Except as provided in the previous sentence, the liability of the Custodian for losses incurred by the Customer in respect of Property held by the Custodian for the Customer's account shall not be affected by the Custodian's use of Subcustodians.

     4.  With respect to Property held by a Subcustodian pursuant to Section 3:

     (a) The Custodian will identify on its books as belonging to the Customer any Property held by such Subcustodian for the Custodian's account;

     (b) In the event that the Subcustodian holds Property in a securities depository or clearing agency, such Subcustodian will be required by its agreement with the Custodian to identify on its books such Property as being held for the account of the Custodian as a custodian for its customers;

     (c) The Custodian shall require that Property held by the Subcustodian for the Custodian's account be identified on the Subcustodian's books as separate from any property held by the Subcustodian and as held solely for the benefit of customers of the Custodian; and

     (d) The Custodian will hold Property through a Subcustodian only if (i) such Subcustodian and any securities depository or clearing agency in which such Subcustodian holds Property, or any of their creditors, may not assert any right, charge, security interest, lien, encumbrance or other claim of any kind to such Property except a claim of payment for its safe custody or administration and (ii) beneficial ownership of such Property may be freely transferred without the payment of money or value other than for safe custody or administration.

     5. The Custodian shall allow the Customer's accountants reasonable access to the Custodian's records relating to the Property held by the Custodian as such accountants may reasonably require in connection with their examination of the Customer's affairs and/or confirmation of the contents of these records.
The Custodian shall also obtain from any Subcustodian (and will require each Subcustodian to obtain from any securities depository or clearing agency in which it deposits Property) an undertaking, to the extent consistent and the laws of the jurisdiction or jurisdictions to which such Subcustodian, securities depository or clearing agency is subject, to permit independent public accountants such reasonable access to the records of such Subcustodian, securities depository or clearing agency or confirmation of the contents thereof as may be reasonably required in connection with the examination of the Customer's affairs or to take such other action as the Custodian in its judgment may deem sufficient to ensure such reasonable access.

     6. The Custodian shall provide such reports and other information to the Customer as the Custodian and the Customer may agree from time to time including but not limited to an identification of entities having possession of Property of the Customer and notification of any transfer to or from each account maintained by a foreign Subcustodian for the Custodian on behalf of the Customer.

     7. The Custodian shall make or cause any Subcustodian to make payments from monies being held in the Customer's account, except as provided in Section 9 hereof, only

     (a) upon the purchase of Eligible Securities for the account of the Customer and then only upon the delivery of such Eligible Securities;

     (b) for payments to be made in connection with the conversion, exchange or surrender of Eligible Securities in the Customer's account;

     (c) upon a request of the Customer that the Custodian return monies being held in the Customer's account;

     (d)  upon termination of this Custody Agreement as hereinafter set forth;
and;

     (e) for any other purpose upon receipt of explicit instructions of the Customer accompanied by evidence reasonably acceptable to the Custodian as to the authorization of such payment.

Except as provided in the last sentence of this Section 7, all payments pursuant to this Section 7 will be made only upon receipt by the Custodian of Authorized Instructions (as hereinafter defined) of the Customer which shall specify the purpose for which the payment is to be made. In the event that it is not possible to make a payment in accordance with Authorized Instructions of the Customer, the Custodian shall proceed in accordance with the procedures set forth in the Procedures Manual. Any payment pursuant to subsection (d) of this
Section 7 will be made in accordance with Section 14.

     8. Eligible Securities held for the Customer's account will be transferred, exchanged or delivered by the Custodian or a Subcustodian, except as provided in Section 9 hereof, only

     (a) upon sale of such Eligible Securities for the account of the Customer and then only upon receipt of payment therefor;

     (b) upon exercise of conversion, subscription, purchase or other similar rights represented by such Eligible Securities;

     (c) in the case of warrants, rights or similar securities, upon the surrender thereof in the exercise of such warrants, rights or similar securities;

     (d) for delivery in connection with any loans of securities made by the Customer, but only against receipt of such collateral as agreed upon from time to time by the Custodian and the Customer;

     (e) upon the termination of this Custody Agreement as hereinafter set forth; and

     (f) for any other purpose upon receipt of explicit instructions of the Customer accompanied by evidence reasonably acceptable to the Custodian as to the authorization of such transfer, exchange or delivery.

Except as provided in the last sentence of this Section 8, all transfers, exchanges or deliveries of Eligible Securities in the Customer's account pursuant to this Section 8 will be made only upon receipt by the Custodian of Authorized Instructions of the Customer which shall specify the purpose for which the transfer, exchange or delivery is to be made. In the event that it is not possible to transfer Eligible Securities in accordance with Authorized Instructions of the Customer, the Custodian shall proceed in accordance with the procedures set forth in the Procedures Manual. Any transfer or delivery pursuant to subsection (e) of this Section 8 will be made in accordance with Section 14.

     9. In the absence of Authorized Instructions from the Customer to the contrary, the Custodian may, and it may authorize any subcustodian to:

     (a) make payments to itself or others for reasonable expenses of handling Property or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Customer;

     (b) receive and collect all income and principal with respect to Eligible Securities in the Customer's account and to credit cash receipts to the Customer's account;

     (c) exchange securities when the exchange is purely ministerial (including, without limitation, the exchange of interim receipts or temporary securities for securities in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the securities themselves);

     (d) surrender Eligible Securities in the Customer's account at maturity or when called for redemption upon receiving payment therefor;

     (e) execute in the Customer's name such ownership and other certificates as may be required to obtain the payment of income from Eligible Securities held in the Customer's account;

     (f) pay or cause to be paid, from the Customer's account, any and all taxes and levies in the nature of taxes imposed on Property in the Customer's account by any governmental authority in connection with transactions in such Property;

     (g) endorse for collection, in the name of the Customer, checks, drafts and other negotiable instruments; and

     (h) in general, attend to all nondiscretionary details in connection with the sale, purchase, transfer and other dealings with the Property held for the Customer's account by the Custodian or by a Subcustodian, except as otherwise directed by the Customer.

     10. "Authorized Instructions" of the Customer shall mean instructions received by tested telex or telecopy or by such other means as may be agreed in writing between the Customer and the Custodian. Unless otherwise specified in this Agreement, the Custodian shall be entitled to act, and shall have no liability for acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Customer.

     11. Eligible Securities held for the Customer's account which must be held in registered form may be registered in the name of the Custodian's nominee or, in the case of Eligible Securities in the custody of an entity other than the Custodian, in the name of such entity's nominee. The Customer agrees to hold any such nominee harmless from any liability as a holder of record of such Eligible Securities. The Custodian may without notice to the Customer cause any such Eligible Securities to cease to be registered in the name of any such nominee and to be registered in the name of the Customer.

     12. The Custodian shall be responsible for the performance of only such duties as are set forth in this Agreement or the Procedures Manual or contained in Authorized Instructions given to the Custodian which are not contrary to the provisions of any relevant law or regulation or of this Agreement or the Procedures Manual. The Custodian shall hold harmless and indemnify the Customer from and against any loss, damage, cost, expense, liability or claim arising out of the Custodian's negligent or willful failure to comply with the terms of this Agreement or arising out of the Customer's negligence or willful misconduct.

     13. The Customer agrees to pay to the Custodian from time to time such compensation for its services pursuant to this agreement as may be mutually agreed upon from time to time and the Custodian's reasonable out-of-pocket or incidental expenses. The Customer hereby agrees to hold the Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expenses related thereto, which may be imposed or assessed with respect to the Customer's account or any Property held therein and also agrees to hold the Custodian, any Subcustodians, and their respective nominees harmless from any liability as a record holder of Eligible Securities in the Customer's account. The Custodian is and any Subcustodians are authorized to charge any account of the Customer for such items and the Custodian shall have a lien on any and all Property in the Customer's account for any amount owing to the Custodian for safe custody or administration from time to time under this Agreement

     14. This Agreement may be terminated by the Customer or the Custodian by 60 days written notice to the other, sent by registered mail. If notice of termination is given, the Customer shall, within 15 days following the giving of such notice, deliver to the Custodian a statement in writing specifying the successor custodian or other person to whom the Custodian shall transfer the Property in the Customer's account. In either event the Custodian, subject to the satisfaction of any lien it may have, will transfer such Property to the person so specified. If the Custodian does not receive such statement the Custodian, at its election, may transfer such Property to a bank or trust company established under the laws of the United States or any state thereof to be held and disposed of pursuant to the provisions of this Agreement or may continue to hold such Property until such a statement is delivered to the Custodian. In such event the Custodian shall be entitled to fair compensation for its services during such period as the Custodian remains in possession of any Property and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect; provided, however, that the Custodian shall no longer settle any transactions in securities for the Customer's account.

     15. The Custodian, its agents and employees will maintain the confidentiality of information concerning the Property held in the Customer's account, including in dealings with affiliates of the Custodian. In the event the Custodian or any Subcustodian is requested or required to disclose any confidential information concerning the Property, the Custodian shall promptly notify the Customer of such request or requirement so that the Customer may seek a protective order or waive the Custodian's or such Subcustodian's compliance with this Section 15. In the absence of such a waiver, if the Custodian or such Subcustodian is compelled, in the opinion of its counsel, to disclose any confidential information, the Custodian or such Subcustodian may disclose such information to such persons as, in the opinion of counsel, is so required.

     16. Any notice or other communication from the Customer to the Custodian, unless otherwise provided by this Agreement, shall be sent by certified or registered mail to Morgan Stanley Trust Company, One Pierrepont Plaza, Brooklyn, New York, 11201, Attention: Vice President, and any notice from the Custodian to the Customer is to be mailed postage prepaid, addressed to the Customer at the address appearing below, or as it may hereafter be changed on the Custodian's records in accordance with notice from the Customer.

     17. The Custodian may assign all of its rights and obligations hereunder to any other entity which is qualified to act as custodian under the terms of this Agreement and majority-owned, directly or indirectly, by Morgan Stanley Group Inc., and upon the assumption of the rights and obligations hereunder by such entity, such entity shall succeed to all of the rights and obligations of, and be substituted for, the Custodian hereunder as if such entity had been originally named as custodian herein. The Custodian shall give prompt written notice to the Customer upon the effectiveness of any such assignment.

     This Agreement shall bind the successors and assigns of the Customer and the Custodian and shall be governed by the laws of the State of New York.


                              COLUMBIA INTERNATIONAL STOCK FUND, INC.

                                   By GEORGE L. HANSETH
                                      --------------------------------
                                      Name:     George L. Hanseth
                                      Title:    Senior Vice President

                                      1301 SW Fifth Ave
     Address for record:              Portland, Oregon
                                      97207



Accepted:

MORGAN STANLEY TRUST COMPANY


By J. ROBERTS
   -------------------------------
   Authorized Signature

PROPOSED FEE SCHEDULE - PAGE 1 OF 2


COLUMBIA INTERNATIONAL STOCK FUND, INC.

This letter describes Morgan Stanley Trust Company's ("Morgan Stanley") compensation under this revised fee schedule dated April 1, 1992.

Morgan Stanley's compensation shall be as follows:

                                Transaction             BP Custody
County/                            Fee                      Fee
Product                         US dollars              Basis Points
-------                         ----------              ------------
 Australia                          75                       14
 Austria                            50                       11
 Belgium                            50                       11
 Canada                             75                        8
 Denmark                            35                       14
 Finland                            35                       20
 France                             75                       15
 Germany                            35                        8
 Hong Kong                          75                       15
 Ireland                            80                       12
 Italy                              80                       12
 Japan                              30                        6
 Malaysia                           100                      15
 Mexico                             125                      30
 Netherlands                        50                       12
 New Zealand                        75                       15
 Norway                             35                       10
 Singapore                          80                       12
 South Africa                       75                        9
 Spain                              80                       21
 Sweden                             50                       11
 Switzerland                        35                       12
 United Kingdom                     50                       10
 United States                      35                        4
 Eurobonds                          35                        6
 Euro CDs                    $120 per CD/month

Transactions are defined in the Morgan Stanley Trust Company Billing Guide, as is the method of calculating custody.

PROPOSED FEE SCHEDULE - PAGE 2 OF 2


COLUMBIA INTERNATIONAL STOCK FUND, INC.


All new business will be separately negotiated. You are requested to contact your client executive if you are trading in new countries or in new products.

In-Kind transactions will not be charged.

Cash movements will not be charged.

Registration/transfer fees will be charged where incurred by Morgan Stanley.

Stamp taxes/duties will be charged where incurred by Morgan Stanley.

All fees are calculated and billed monthly arrears. Payment terms are as specified in your Billing Guide.

The fees are due for renegotiation two years from the date of the Agreement and they will remain effective until renegotiation is complete.

MSTC agrees to limit the transaction fees charged to Columbia International Stock Fund, Inc. (the Fund) to 100 per month for the first three months following the launch date of the Fund. Beyond the third month MSTC will resume charging for all transactions as described in your Billing Guide.




Signed on Behalf of Morgan Stanley              J. ROBERTS
                                                -------------------------


Signed on Behalf of Columbia International
  Stock Fund, Inc.                              GEORGE L. HANSETH
                                                -------------------------

                                                                    Appendix A

CURRENT FEE SCHEDULE FOR COLUMBIA INTERNATIONAL STOCK FUND, INC.


This letter describes Morgan Stanley Trust Company's ("Morgan Stanley") compensation under this revised fee schedule dated June 7, 1993 with Columbia International Stock Fund, Inc.

Morgan Stanley's compensation shall be as follows:

                        Transaction                 Custody Rate
County/Product          Rate                        (Basis Points)
---------------         ----                        --------------
Australia               $75                         14
Austria                 $50                         11
Belgium                 $50                         11
Canada                  $75                         8
Denmark                 $35                         14
Finland                 $35                         20
France                  $75                         15
Germany                 $35                         8
Hong Kong               $75                         15
Ireland                 $80                         12
Italy                   $80                         12
Japan                   $30                         6
Malaysia                $100                        15
Mexico                  $125                        30
Netherlands             $50                         12
New Zealand             $75                         15
Norway                  $35                         10
Singapore               $80                         12
South Africa            $75                         9
Spain                   $80                         21
Sweden                  $50                         11
Switzerland             $35                         12
United Kingdom          $50                         10
United States           $35                         4
Eurobonds               $35                         6
Euro CDs                $120 per CD/month

Transactions are defined in the Morgan Stanley Trust Company Billing Guide, as is the method of calculating custody.

All new business will be separately negotiated. You are requested to contact your client executive if you are trading in new countries or in new products. If your customer executive is not notified ahead of time, you will charged at the MSTC generic rates for each respective new country / new product.

In-Kind transactions will not be charged.

                                                                     Appendix A

COLUMBIA INTERNATIONAL STOCK FUND, INC.


Cash movements will not be charged.

Registration/transfer fees will be charged where incurred by Morgan Stanley.

Stamp taxes/duties will be charged where incurred by Morgan Stanley.

All fees are calculated and billed monthly in arrears.

The fees are due for renegotiation two years from the date of the Agreement, and they will remain effective until renegotiation is complete.

MSTC agrees to limit the transaction fees charged to Columbia International Stock Fund, Inc. (the Fund) to 100 per month for the first three months following the launch date of the Fund. Beyond the third month MSTC will resume charging for all transactions as described in your Billing Guide.

For further assistance, please contact Lee William, your customer executive, at
(718) 754-2734, or Alice Malina, your billing representative, at (718) 754-2704.

                             MORGAN STANLEY TRUST COMPANY
                       MARKET COVERAGE/CENTRAL DEPOSITORY LIST
                                      APRIL 1993

COUNTRY               AGENT                       CENTRAL DEPOSITORY
--------              ------                      -------------------
Argentina             Citibank N.A.               Caja de Valores
Australia             Australia and New Zealand   CHESS**
                      Bank
Austria               Euroclear                   OKB
Belgium               Banque Bruxellas Lambert    CIK
Brazil                Banco de Boston             BOVESPA
                                                  Rio de Janeiro Stock Exchange
Canada                Toronta Dominion Bank       CDS
Chile                 Citibank N.A.               N/A
China                 Hongkong & Shanghai Bank.
                      Corp.
                              Shenzhen Exchange:  Citibank, N.A.
                                                  Standard Chartered Bank
                                                  Hongkong & Shanghai Bank,
                                                  Corp.
                              Shanghia Exchange:  Shanghai Exchange
Colombia              Cititrust                   N/A
Denmark               Euroclear                   VP
Finland               Euroclear                   N/A
France                Banque Indosuez             SICOVAM
Germany               BHF Bank                    DKV
Greece                Citibank N.A.               N/A
Hong Kong             Hongkong & Shanghai Bank.   CCASS
                      Corp.
Hungary               Euroclear (see Austria)     OKB
                      Citibank Budapest           N/A
India*                Hongkong & Shanghai Bank.   N/A
                      Corp.
Indonesia             Hongkong & Shanghai Bank.   N/A
                      Corp.
Ireland               Allied Irish Bank           N/A
Israel                Bank Hapoalim               SECH
Italy                 Barclays Bank               Monte Titoli S.p.A.
Japan                 Morgan Stanley              JASDEC
                      International
 Mutual Fund Clients: Mitsubishi Bank Ltd
Jordan                Arab Bank                   N/A
Korea                 Standard Chartered Bank     KCD
Malaysia              Oversea Chinese Banking     MCD**
                      Corp.
Mexico                Citibank N.A.               S.D. Indeval
Netherlands           ABN Amro Bank               NECIGEF
New Zealand           Bank of New Zealand         N/A
Norway                Euroclear                   VPS
  Registered Shares:  Christiana Bank


COUNTRY               AGENT                       CENTRAL DEPOSITORY
--------              -------                     -------------------
Pakistan              Standard Chartered Bank     SCD**
Peru                  Citibank N.A.               N/A
Philippines           Hongkong & Shanghai Bank.   N/A
                      Corp.
Poland                Bank Polska Kasa Opieki     NDS
                      S.A.
Mutual Fund Clients:  Citibank                    NDS
Portugal              Banco Commercial Portugues  N/A
Singapore             Oversea Chinese Banking     CDP
                      Corp.
Spain                 Banco Santander             SCLV
Sri Lanka             Hongkong & Shanghai Bank.   CDS
                      Corp.
Sweden                Euroclear                   VPC
Switzerland           JP Morgan                   SEGA
Taiwan*               Hongkong & Shanghai Bank.   TSCD
                      Corp.
Thailand              Standard Chartered Bank     SDC
Turkey                Citibank N.A.               N/A
United Kingdom        Barclays Bank PLC           N/A
USA                   DTC                         DTC
                      National Westminster        N/A
Uruguay               Citibank N.A.               N/A
Venezuela             Citibank N.A.               N/A

*Not operational until sub-custody agreement is secured.
**These central depositories are not in operation as of yet.

                     GUIDE TO CENTRAL DEPOSITORY ABBREVIATIONS


Country        Mnemonic      Central Depository
---------      --------      ------------------
Australia**    CHESS         Clearing House Electronic Subregister System
Austria        OKB           OsterreicheKontrollbank
Belgium        CIK           Caisse Interprofesionelle de Depots et de
                             Virements de Tires
Brazil         BOVESPA       Sao Paulo Stock Exchange
Canada         CDS           The Canadian Depository for Securities
Denmark        VP            Vaerdipapircentralen
French         SICOVAM       Societe Interprofessionelle pour la Compensation
                             des Valeurs Mobillere
Germany        DKV           Deutscher Kassenverein AG
Hong Kong      CCASS         Central Clearing and Settlement System
Hungary        OKB           OsterreicheKontrollbank (of Austria)
Israel         SECH          Stock Exchange Clearing House
Japan          JASDEC        Japan Securities Depository Center
Korea          KCD           Korean Central Depository
Malaysia**     MCD*          Malaysian Central Depository
Netherlands    NECIGEF       Netherlands Central Institute for Giral
                             Effectenclearing
Norway         VPS           Verdipapirsentralen
Pakistan**     SCD           Securities Central Depository Co.
Poland         NDS           National Directory of Securities
Singapore      CDP           Central Depository Pte Ltd.
Spain          SCLV          Serviclo de Compensacion  Liquidacion de Valores
Sri Lanka      CDS           Central Depository System Pvt Ltd
Sweden         VPC           Vardipapperscentralen
Switzerland    SEGA          Schweizerische EffektenGiro AG
Taiwan*        TSCD          Taiwan Securities Depository Co.
Thailand       SCD           Share Depository Center

*Not operational until sub-custody agreement is secured.
**These central depositories are not in operation as of yet.